Exhibit 10.1

DCB FINANCIAL CORP

2014 RESTRICTED STOCK PLAN

RESTRICTED STOCK AWARD NOTICE

Name of Award Recipient	Employee Number

Street Address

City	State	Zip

This Restricted Stock Award Notice sets forth the terms and conditions on which an Award has been granted under the DCB Financial Corp 2014 Restricted Stock Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

Restricted Stock Award
Effective Date
Class of Shares*
No. of Awarded Shares*
Vesting Date(s)*

*Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, DCB Financial Corp (the “Company”) grants this Award upon the specified terms and conditions, and the Award recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

DCB FINANCIAL CORP	AWARD RECIPIENT

Name:

Title:

Instructions: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

DCB FINANCIAL CORP

2014 RESTRICTED STOCK PLAN

RESTRICTED STOCK AWARD

General Terms and Conditions

Section 1. Size and Type of Award. The common shares, no par value, of DCB Financial Corp (“Shares”) covered by this Award (“Awarded Shares”) are listed on this Restricted Stock Award Notice. The Awarded Shares will be held by the transfer agent for Shares of the Company or by such other entity designated by the Committee in a restricted account on your behalf until such time as the Awarded Shares vest pursuant to this Award Notice. You will be subject to income tax on the Awarded Shares as and when they become vested.

Section 2. Vesting.

A. Vesting Dates. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date.

B. Forfeiture and Clawback. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any evidence of ownership that was provided for you will be returned to the Compensation Committee, the Company or any agent thereof, as applicable, to be used for future awards to others. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

Any Awarded Shares vested to you in the prior twenty-four (24) months by the Company shall be subject to repayment within thirty (30) days upon the request of the Company in the event that the amount or value of such Award Shares is shown to be directly attributable to materially misleading financial statements; provided, however, that in order for this clawback to be applicable you must have prepared such materially misleading financial statements or contributed materially misleading data which was then incorporated into such materially misleading financial statements. If an overpayment of incentive compensation results from a restatement of financial statements, the Company’s Board of Directors shall have the discretion to consider the overpayment in awarding future incentive compensation to you without regard to your role with respect to the financial statements which are restated.

C. Accelerated Vesting. All of your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death, Disability (as defined in the Plan), or in the event a Change in Control (as defined in the Plan). You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary designation form attached as Appendix A.

D. Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or emeritus director of the Company or its affiliates.

Section 3. Dividends. You will receive any dividends declared by the Company with a record date that is after the Effective Date specified in this Award Notice but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company; by signing this Award Notice and accepting its terms, you direct the Company or any agent thereof, as applicable, to remit to the Company for payment to you any dividends that any of them may receive as the record holder of your unvested Awarded Shares.

Section 4. Voting Rights. You shall have the right to control all voting rights relating to all unvested Awarded Shares. You will receive proxy materials for voting in the same manner as other shareholders with Shares.

Section 5. Tax Consequences. Set forth below is a brief summary as of the Effective Date of certain United States federal income tax consequences of the award of Awarded Shares. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO YOU. YOU UNDERSTAND THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THAT THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

A. You shall recognize ordinary income at the time or times your Awarded Shares vest in an amount equal to the fair market value of such vesting Awarded Shares on each Vesting Date and the Company shall be required to collect all the applicable withholding taxes with respect to such income.

B. You will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the Awarded Shares, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligation”).

C. Unless the Company, in its sole discretion, chooses to satisfy the Tax Withholding Obligation by some other means in accordance with clause (d) below, your acceptance of this Award Notice constitutes your instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on your behalf a whole number of Awarded Shares from those Awarded Shares that vest on the Vesting Date as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such Awarded Shares will be sold on the day the Tax Withholding Obligation arises or as soon thereafter as practicable. You will be responsible for all brokers’ fees and other costs of sale, which fees and costs may be deducted from the proceeds of the foregoing sale of Awarded Shares, and you agree to indemnify and hold the Company and any brokerage firm selling such Awarded Shares harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed your Tax Withholding Obligation, such excess cash will be deposited into the securities account established with the brokerage service provider for your Awarded Shares. You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy your Tax Withholding Obligation. Accordingly, you agree to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Awarded shares described above.

D. At any time before any Tax Withholding Obligation arises, the Company may, in its sole discretion, elect to satisfy your Tax Withholding Obligation through Awarded Share withholding pursuant to this Section 5(d). As such, to the extent the Company makes such an election, you hereby authorize the Company to withhold shares otherwise deliverable upon vesting of the Awarded Shares with a fair market value (as determined by the Company in its sole discretion) on the Vesting Date equal to the Tax Withholding Obligation required to be withheld.

E. Unless the Tax Withholding Obligation of the Company and/or any affiliate are satisfied, the Company shall have no obligation to release any vested Awarded Shares to you.

Section 6. Amendment. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company; provided, however, that this Award Notice may be unilaterally amended by the Company to the extent required to comply with applicable law.

Section 7. Plan Provisions Control. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control.

APPENDIX A TO RESTRICTED STOCK AWARD NOTICE

DCB FINANCIAL CORP

2014 RESTRICTED STOCK PLAN

Beneficiary Designation Form

GENERAL
INFORMATION	Use this form to designate the Beneficiary(ies) who will receive Shares available for distribution at the time of your death.

Name of
Award
Recipient

BENEFICIARY DESIGNATION	Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

Name	Address	Relationship	Date of Birth	Share
%
%
%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

Name	Address	Relationship	Date of Birth	Share
%
%
%

S	H	I understand that this Beneficiary Designation shall be effective only if properly
I	E	completed and received by the Corporate Secretary of DCB Financial
G	R	Corp prior to my death, and that it is subject to all of the terms and
N	E	and conditions of the Plan. I also understand that an effective beneficiary designation revokes my prior designation(s) with respect to all outstanding
Awarded Shares.

Your Signature	Date

Internal Use Only

Comments

This Beneficiary Designation was received by the Corporate Secretary of DCB Financial Corp on the date indicated.

By
	Authorized Signature	Date